Exhibit 99.1
Federated Hermes, Inc. reports first quarter 2023 earnings
•Q1 2023 earnings per diluted share of $0.78
•Total assets under management reach all-time high $701.0 billion
•Money market assets reach record $505.8 billion
•Board declares $0.28 per share dividend, a 4% increase from Q4 2022
(PITTSBURGH, Pa., April 27, 2023) — Federated Hermes, Inc. (NYSE: FHI), a global leader in active, responsible investing, today reported earnings per diluted share (EPS) of $0.78 for Q1 2023, compared to $0.61 for the same quarter last year, on net income of $69.6 million for Q1 2023, compared to $55.9 million for Q1 2022.
Federated Hermes' total managed assets were a record $701.0 billion at March 31, 2023, up $69.9 billion or 11% from $631.1 billion at March 31, 2022 and up $32.1 billion or 5% from $668.9 billion at Dec. 31, 2022. Total average managed assets for Q1 2023 were $679.4 billion, up $32.2 billion or 5% from $647.2 billion reported for Q1 2022 and up $45.8 billion or 7% from $633.6 billion for Q4 2022.
"Federated Hermes' record assets under management were driven by money market asset increases accompanied by further increases across nearly all other long-term asset classes from the previous quarter, demonstrating once again the value of our diversified business mix," said J. Christopher Donahue, president and chief executive officer. "As interest rates continued their rise and as investors considered regional banking issues, many withdrew deposits from small and medium-sized banks and continued to embrace the benefits of money market funds—high credit quality, short duration, diversification, transparency, daily liquidity and market yields. Federated Hermes had positive net flows into a range of our money market products—from government to prime. Additionally, in fixed income, we saw more than $1 billion of flows into our Total Return Bond Fund, which seeks attractive opportunities by allocating across sectors—investment-grade corporate, high yield, structured products, municipals and international—in an effort to take advantage of changing markets while managing risk."
Federated Hermes' board of directors declared a dividend of $0.28 per share, a 4% increase from Q4 2022. The dividend is payable on May 15, 2023 to shareholders of record as of May 8, 2023. During Q1 2023, Federated Hermes purchased 132,592 shares of Federated Hermes class B common stock for $4.7 million.
Equity assets were $83.6 billion at March 31, 2023, down $8.1 billion or 9% from $91.7 billion at March 31, 2022 and up $2.1 billion or 3% from $81.5 billion at Dec. 31, 2022. Top-selling equity funds during Q1 2023 on a net basis were Federated Hermes Global Emerging Markets Equity Fund, Federated Hermes International Leaders Fund, Federated Hermes Asia ex-Japan Equity Fund, Federated Hermes MDT Large Cap Growth Fund and Federated Hermes MDT Mid Cap Growth Fund.
Fixed-income assets were $87.5 billion at March 31, 2023, down $4.6 billion or 5% from $92.1 billion at March 31, 2022 and up $0.8 billion or 1% from $86.7 billion at Dec. 31, 2022. Top-selling fixed-income funds during Q1 2023 on a net basis were Federated Hermes Total Return Bond Fund, Federated Hermes SDG Engagement High Yield Credit Fund (UCITS), Federated Hermes Sustainable IG Credit Fund, Federated Hermes Corporate Bond Fund and Federated Hermes Intermediate Corporate Bond Fund.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Hermes reports Q1 2023 earnings	Page 2 of 10
Alternative/private markets assets were $21.2 billion at March 31, 2023, down $1.9 billion or 8% from $23.1 billion at March 31, 2022 and up $0.4 billion or 2% from $20.8 billion at Dec. 31, 2022.
Money market assets were a record $505.8 billion at March 31, 2023, up $85.2 billion or 20% from $420.6 billion at March 31, 2022 and up $29.0 billion or 6% from $476.8 billion at Dec. 31, 2022. Money market fund assets were $357.3 billion at March 31, 2023, up $77.8 billion or 28% from $279.5 billion at March 31, 2022 and up $21.4 billion or 6% from $335.9 billion at Dec. 31, 2022.
Financial Summary
Q1 2023 vs. Q1 2022
Revenue increased $57.4 million or 18% primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue due to higher average money market assets. For further information on the waivers, see “Impact of voluntary yield-related fee waivers” below. These increases were partially offset by a decrease in revenue due to lower average long-term assets.
During Q1 2023, Federated Hermes derived 52% of its revenue from long-term assets (33% from equity, 13% from fixed-income and 6% from alternative/private markets and multi-asset), 47% from money market assets, and 1% from sources other than managed assets.
Operating expenses increased $56.2 million or 23% due to increased distribution expenses resulting primarily from lower voluntary yield-related fee waivers.
Nonoperating income (expenses), net increased $19.1 million primarily due to an increase in the market value of investments in Q1 2023 as compared to a decrease in the market value of investments in Q1 2022.
Q1 2023 vs. Q4 2022
Revenue increased $8.3 million or 2% primarily due to an increase in revenue from higher average money market and equity assets. These increases were partially offset by a decrease in revenue due to two fewer days in Q1 2023.
Operating expenses decreased $13.1 million or 4% due to a prior quarter impairment charge, partially offset by an increase in compensation expense.
Nonoperating income (expenses), net decreased $4.1 million or 36% primarily due to a smaller increase in the market value of investments in Q1 2023 as compared to Q4 2022.
Impact of voluntary yield-related fee waivers
There were no voluntary yield-related fee waivers during the quarter ended March 31, 2023. During the quarter ended March 31, 2022, voluntary yield-related fee waivers totaled $75.8 million. These fee waivers were partially offset by related reductions in distribution expenses of $57.5 million, such that the net negative pre-tax impact to Federated Hermes was $18.3 million for the quarter ended March 31, 2022.
Federated Hermes' level of business activity and financial results are dependent upon many factors, including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated Hermes' business activity levels and financial results. Risk factors and uncertainties that can

Federated Hermes reports Q1 2023 earnings	Page 3 of 10
influence Federated Hermes' financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Federated Hermes will host an earnings conference call at 9 a.m. Eastern on April 28, 2023. Investors are invited to listen to the earnings teleconference by calling 888-506-0062 (domestic) or 973-528-0011 (international) prior to the 9 a.m. start time. To listen online, go to the About section of FederatedInvestors.com at least 15 minutes prior to register and join the call. A replay will be available at approximately 12:30 p.m. Eastern on April 28, 2023. To access the telephone replay, dial 877-481-4010 (domestic) or 919-882-2331 (international) and enter access code 48120. The online replay will be available via FederatedInvestors.com for one year.
Federated Hermes, Inc. is a global leader in active, responsible investment management, with $701.0 billion in assets under management1. We deliver investment solutions that help investors target a broad range of outcomes and provide equity, fixed-income, alternative/private markets, multi-asset and liquidity management strategies to more than 11,000 institutions and intermediaries worldwide. Our clients include corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Headquartered in Pittsburgh, Federated Hermes has more than 2,000 employees in London, New York and offices worldwide.
Federated Hermes ranks in the top 7% of equity fund managers in the industry, the top 11% of fixed-income fund managers and the top 12% of money market fund managers2. Federated Hermes also ranks as the 4th-largest manager of model-delivered SMAs3. For more information, including an analyst presentation, which is updated periodically, visit FederatedHermes.com.
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1) As of March 31, 2023.
2) ISS Market Intelligence (SIMFUND), March 31, 2023. Based on assets under management in open-end funds.
3) Money Management Institute/Cerulli,Q4 2022.
Federated Securities Corp. is distributor of the Federated Hermes funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling, Federated MDTA LLC, Hermes Fund Managers Ireland Limited, Hermes Investment Management Limited, and Hermes GPE LLP, each a registered investment advisor in one or more of the U.S., U.K. or Ireland.
Certain statements in this press release, such as those related to performance, investor preferences and demand, asset flows, asset mix, interest rates and fee waivers constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Any forward-looking statement is inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Federated Hermes’ control. Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, predict whether performance fees or carried interest will be earned and retained, and sustain product demand, asset flows and mix, which could vary significantly depending on various factors, such as market conditions, investment performance and investor behavior. Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC. As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future.

Federated Hermes reports Q1 2023 earnings	Page 4 of 10

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q1 2022 to Q1 2023	Quarter Ended	% Change Q4 2022 to Q1 2023
	March 31, 2023	March 31, 2022		Dec. 31, 2022
Revenue
Investment advisory fees, net	$263,982	$232,994	13%	$256,949	3%
Administrative service fees, net—affiliates	79,180	73,507	8	75,847	4
Other service fees, net	39,027	18,263	114	41,103	(5)
Total Revenue	382,189	324,764	18	373,899	2

Operating Expenses
Compensation and related	136,878	133,965	2	123,994	10
Distribution	93,333	48,562	92	90,718	3
Systems and communications	19,972	19,494	2	20,549	(3)
Professional service fees	16,220	13,468	20	16,100	1
Office and occupancy	12,874	11,322	14	10,905	18
Advertising and promotional	4,342	2,732	59	6,967	(38)
Intangible asset related	3,326	3,334	0	34,746	(90)
Travel and related	3,231	1,795	80	3,913	(17)
Other	6,847	6,143	11	2,258	203
Total Operating Expenses	297,023	240,815	23	310,150	(4)
Operating Income	85,166	83,949	1	63,749	34

Nonoperating Income (Expenses)
Investment income (loss), net	10,312	(10,602)	197	14,413	(28)
Debt expense	(3,125)	(1,222)	156	(3,200)	(2)
Other, net	122	83	47	191	(36)
Total Nonoperating Income (Expenses), net	7,309	(11,741)	162	11,404	(36)
Income before income taxes	92,475	72,208	28	75,153	23
Income tax provision	21,009	17,611	19	13,518	55
Net income including the noncontrolling interests in subsidiaries	71,466	54,597	31	61,635	16
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	1,865	(1,266)	247	5,138	(64)
Net Income	$69,601	$55,863	25%	$56,497	23%

Amounts Attributable to Federated Hermes, Inc.
Earnings Per Share[1]
Basic and diluted	$0.78	$0.61	28%	$0.63	24%
Weighted-Average Shares Outstanding
Basic	84,875	88,270		84,731
Diluted	84,875	88,270		84,743
Dividends Declared Per Share	$0.27	$0.27		$0.27
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the "two-class method." As such, total net income of $3.5 million, $2.4 million and $2.8 million available to unvested restricted Federated Hermes shareholders for the quarterly periods ended March 31, 2023, March 31, 2022 and Dec. 31, 2022, respectively, was excluded from the computation of earnings per share.

Federated Hermes reports Q1 2023 earnings	Page 5 of 10

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	March 31, 2023	Dec. 31, 2022
Assets
Cash and other investments	$487,989	$521,754
Other current assets	148,263	129,277
Intangible assets, net, including goodwill	1,213,922	1,209,574
Other long-term assets	148,805	159,874
Total Assets	$1,998,979	$2,020,479

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$212,190	$257,413
Long-term debt	347,645	347,581
Other long-term liabilities	292,933	307,972
Redeemable noncontrolling interests	39,508	61,821
Equity excluding treasury stock	1,466,858	1,411,055
Treasury stock	(360,155)	(365,363)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,998,979	$2,020,479

Federated Hermes reports Q1 2023 earnings	Page 6 of 10

Unaudited Changes in Long-Term Assets - By Asset Class
(in millions)	Quarter Ended
	March 31, 2023	Dec. 31, 2022	March 31, 2022
Equity
Beginning assets	$81,523	$74,684	$96,716
Sales[1]	5,631	5,265	6,992
Redemptions[1]	(4,736)	(6,015)	(7,070)
Net sales (redemptions)[1]	895	(750)	(78)
Net exchanges	103	86	(174)
Impact of foreign exchange[2]	108	1,219	(454)
Market gains and (losses)[3]	1,000	6,284	(4,334)
Ending assets	$83,629	$81,523	$91,676

Fixed Income
Beginning assets	$86,743	$85,365	$97,550
Sales[1]	6,047	5,920	7,424
Redemptions[1]	(7,127)	(9,755)	(9,437)
Net sales (redemptions)[1]	(1,080)	(3,835)	(2,013)
Net exchanges	(101)	(142)	146
Acquisitions/(dispositions)	0	3,524	0
Impact of foreign exchange[2]	38	239	(104)
Market gains and (losses)[3]	1,861	1,592	(3,433)
Ending assets	$87,461	$86,743	$92,146

Alternative/Private Markets
Beginning assets	$20,802	$20,182	$22,920
Sales[1]	1,265	1,127	644
Redemptions[1]	(792)	(1,190)	(505)
Net sales (redemptions)[1]	473	(63)	139
Net exchanges	1	(6)	0
Impact of foreign exchange[2]	368	1,513	(637)
Market gains and (losses)[3]	(470)	(824)	687
Ending assets	$21,174	$20,802	$23,109

Multi-asset
Beginning assets	$2,989	$2,902	$3,780
Sales[1]	47	72	74
Redemptions[1]	(144)	(165)	(132)
Net sales (redemptions)[1]	(97)	(93)	(58)
Net exchanges	2	2	5
Market gains and (losses)[3]	79	178	(172)
Ending assets	$2,973	$2,989	$3,555

Total Long-term Assets
Beginning assets	$192,057	$183,133	$220,966
Sales[1]	12,990	12,384	15,134
Redemptions[1]	(12,799)	(17,125)	(17,144)
Net sales (redemptions)[1]	191	(4,741)	(2,010)
Net exchanges	5	(60)	(23)
Acquisitions/(dispositions)	0	3,524	0
Impact of foreign exchange[2]	514	2,971	(1,195)
Market gains and (losses)[3]	2,470	7,230	(7,252)
Ending assets	$195,237	$192,057	$210,486
1) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2023 earnings	Page 7 of 10

Unaudited Changes in Long-Term Assets - By Asset Class and Product Type
(in millions)
	Quarter Ended
	March 31, 2023
	Equity		Fixed Income		Alternative / Private Markets		Multi-asset		Total
	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds	Separate Accounts[1]	Funds.	Separate Accounts[1]
Beginning assets	$43,342	$38,181	$43,180	$43,563	$13,050	$7,752	$2,851	$138	$102,423	$89,634
Sales	3,171	2,460	4,255	1,792	844	421	47	0	8,317	4,673
Redemptions	(2,996)	(1,740)	(4,699)	(2,428)	(657)	(135)	(139)	(5)	(8,491)	(4,308)
Net sales (redemptions)	175	720	(444)	(636)	187	286	(92)	(5)	(174)	365
Net exchanges	90	13	(101)	0	24	(23)	2	0	15	(10)
Impact of foreign exchange[2]	85	23	25	13	224	144	0	0	334	180
Market gains and (losses)[3]	1,040	(40)	956	905	(445)	(25)	71	8	1,622	848
Ending assets	$44,732	$38,897	$43,616	$43,845	$13,040	$8,134	$2,832	$141	$104,220	$91,017
1)    Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products. For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.
2) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
3)    Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.

Federated Hermes reports Q1 2023 earnings	Page 8 of 10

Unaudited Changes in Long-Term Assets - By Product Type
(in millions)	Quarter Ended
	March 31, 2023	Dec. 31, 2022	March 31, 2022
Total Fund Assets
Beginning assets	$102,423	$100,993	$135,294
Sales	8,317	8,274	9,857
Redemptions	(8,491)	(12,559)	(13,104)
Net sales (redemptions)	(174)	(4,285)	(3,247)
Net exchanges	15	(32)	(21)
Impact of foreign exchange[1]	334	1,810	(766)
Market gains and (losses)[2]	1,622	3,937	(6,292)
Ending assets	$104,220	$102,423	$124,968

Total Separate Account Assets[3]
Beginning assets	$89,634	$82,140	$85,672
Sales[4]	4,673	4,110	5,277
Redemptions[4]	(4,308)	(4,566)	(4,040)
Net sales (redemptions)[4]	365	(456)	1,237
Net exchanges	(10)	(28)	(2)
Acquisitions/(dispositions)	0	3,524	0
Impact of foreign exchange[1]	180	1,161	(429)
Market gains and (losses)[2]	848	3,293	(960)
Ending assets	$91,017	$89,634	$85,518

Total Long-term Assets[3]
Beginning assets	$192,057	$183,133	$220,966
Sales[4]	12,990	12,384	15,134
Redemptions[4]	(12,799)	(17,125)	(17,144)
Net sales (redemptions)[4]	191	(4,741)	(2,010)
Net exchanges	5	(60)	(23)
Acquisitions/(dispositions)	0	3,524	0
Impact of foreign exchange[1]	514	2,971	(1,195)
Market gains and (losses)[2]	2,470	7,230	(7,252)
Ending assets	$195,237	$192,057	$210,486
1) Reflects the impact of translating non-U.S. dollar denominated AUM into U.S. dollars for reporting purposes.
2) Reflects the approximate changes in the fair value of the securities held by portfolios and, to a lesser extent, reinvested dividends, distributions and net investment income.
3) Includes separately managed accounts, institutional accounts, certain sub-advised funds and other managed products.
4)    For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of total investment return.

Federated Hermes reports Q1 2023 earnings	Page 9 of 10

Unaudited Managed Assets
(in millions)	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	March 31, 2022
By Asset Class
Equity	$83,629	$81,523	$74,684	$80,988	$91,676
Fixed-income	87,461	86,743	85,365	86,253	92,146
Alternative / private markets	21,174	20,802	20,182	21,785	23,109
Multi-asset	2,973	2,989	2,902	3,135	3,555
Total long-term assets	195,237	192,057	183,133	192,161	210,486
Money market	505,800	476,844	441,294	439,697	420,596
Total Managed Assets	$701,037	$668,901	$624,427	$631,858	$631,082

By Product Type
Funds:
Equity	$44,732	$43,342	$40,633	$44,207	$51,890
Fixed-income	43,616	43,180	44,896	48,215	54,830
Alternative / private markets	13,040	13,050	12,680	13,911	14,847
Multi-asset	2,832	2,851	2,784	3,001	3,401
Total long-term assets	104,220	102,423	100,993	109,334	124,968
Money market	357,346	335,937	309,859	298,031	279,514
Total Fund Assets	$461,566	$438,360	$410,852	$407,365	$404,482
Separate Accounts:
Equity	$38,897	$38,181	$34,051	$36,781	$39,786
Fixed-income	43,845	43,563	40,469	38,038	37,316
Alternative / private markets	8,134	7,752	7,502	7,874	8,262
Multi-asset	141	138	118	134	154
Total long-term assets	91,017	89,634	82,140	82,827	85,518
Money market	148,454	140,907	131,435	141,666	141,082
Total Separate Account Assets	$239,471	$230,541	$213,575	$224,493	$226,600
Total Managed Assets	$701,037	$668,901	$624,427	$631,858	$631,082

Federated Hermes reports Q1 2023 earnings	Page 10 of 10

Unaudited Average Managed Assets	Quarter Ended
(in millions)	March 31, 2023	Dec. 31, 2022	Sept. 30, 2022	June 30, 2022	March 31, 2022
By Asset Class
Equity	$84,155	$79,544	$81,809	$85,785	$92,034
Fixed-income	88,209	87,849	87,042	88,740	95,475
Alternative / private markets	20,938	20,926	21,193	22,230	22,848
Multi-asset	3,012	2,988	3,144	3,337	3,621
Total long-term assets	196,314	191,307	193,188	200,092	213,978
Money market	483,083	442,334	438,601	417,778	433,254
Total Avg. Managed Assets	$679,397	$633,641	$631,789	$617,870	$647,232

By Product Type
Funds:
Equity	$45,055	$43,131	$45,135	$47,504	$52,419
Fixed-income	43,961	44,099	47,489	51,173	57,413
Alternative / private markets	13,062	13,140	13,432	14,297	14,746
Multi-asset	2,869	2,855	3,012	3,193	3,460
Total long-term assets	104,947	103,225	109,068	116,167	128,038
Money market	333,358	309,232	301,940	275,631	291,157
Total Avg. Fund Assets	$438,305	$412,457	$411,008	$391,798	$419,195
Separate Accounts:
Equity	$39,100	$36,413	$36,674	$38,281	$39,615
Fixed-income	44,248	43,750	39,553	37,567	38,062
Alternative / private markets	7,876	7,786	7,761	7,933	8,102
Multi-asset	143	133	132	144	161
Total long-term assets	91,367	88,082	84,120	83,925	85,940
Money market	149,725	133,102	136,661	142,147	142,097
Total Avg. Separate Account Assets	$241,092	$221,184	$220,781	$226,072	$228,037
Total Avg. Managed Assets	$679,397	$633,641	$631,789	$617,870	$647,232